EXHIBIT 10.2

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is effective as of May 10, 2017 (the “Effective Date”) by and between Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Leonard Mazur (the “Lender”).

BACKGROUND

A. The Company has issued multiple demand promissory notes in the amounts and on the dates set forth in greater detail on Exhibit A attached hereto (each a “Loan” and together, the “Loans”)

B. The Company and Lender desire to consolidate the Loans and to consolidate, amend and restate the preexisting demand promissory notes to extend the maturity date in exchange for the issuance of an option to Lender to convert the principal amount of the Loan into shares of the Company’s common stock.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, the Company and Lender agree as follows:

1. Conversion of the Loans; Issuance of Amended and Restated Promissory Note. Effective as of the Effective Date and pursuant to the terms hereof, (a) the Lender hereby consolidates all principal and accrued but unpaid interest under the Loans pursuant to the amended and restated promissory note (the “Note”) attached hereto as Exhibit B, and (b) the Company hereby agrees to issue such Note to the Lender. The Company and the Lender agree that, as of the Effective Date, the Loans shall be consolidated into one loan evidenced by the Note. Upon receipt of such Note, the notes evidencing the preexisting Loans shall be deemed to have been cancelled. Lender agrees to execute and deliver such other documents and agreements as are reasonably requested by the Company in connection with the transactions hereunder.

2. Lender Representations. Lender represents, warrants and covenants as follows:

(a) Lender has the requisite power and authority to enter into this Agreement, to receive the Note hereunder, and to carry out and perform its obligations under the terms of this Agreement, and Lender has not assigned, transferred or otherwise encumbered in any way whatsoever the Loans (or any portion thereof) or any documents related thereto.

(b) This Agreement has been duly authorized, executed and delivered by Lender, and, upon due execution and delivery by the Company, this Agreement will be the valid and binding obligation of the Lender.

(c) The Lender is receiving the Note for Lender’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Note in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

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(d) Lender understands and agrees that the Company shall continue to have other outstanding indebtedness on and after the date hereof, and Lender has had such opportunity as Lender deems adequate to obtain from representatives of the Company such information as is necessary to permit such Lender to evaluate the merits and risks of Lender’s investment in the Company.

(e) Lender is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act, and Lender has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Note and to make an informed investment decision with respect to such purchase.

(f) Lender acknowledges that the Company has encouraged the Lender to consult its own adviser to determine the tax consequences of entering into this Conversion Agreement and receiving the Note at this time.

3. Company Representations. The Company represents, warrants, and covenants as follows:

(a) The Company is a corporation duly incorporated, and is validly existing and authorized to exercise all its corporate powers, rights and privileges in the State of Nevada.

(b) The Company has the requisite power and authority to enter into this Agreement, to issue the Note and to carry out and perform its obligations under the terms of this Agreement.

(c) This Agreement has been duly authorized, executed and delivered by the Company, and, upon due execution and delivery by Lender, this Agreement will be a valid and binding obligation of the Company.

4. Taxes. Lender has reviewed with his own tax advisers the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Lender is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. Lender understands that he (and not the Company) shall be responsible for Lender’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5. Miscellaneous.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b) Binding Effect and Obligation. This Agreement shall be binding upon and inure to the benefit of the Company and to each Lender and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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(c) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other parties hereto at the address set forth in the Company’s books and records, or at such other address or addresses as the parties shall designate to each other.

(d) Entire Agreement; Governing Law. This Agreement (including the exhibits attached hereto) constitutes the entire agreement between the Company and Lender with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Lender with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the choice of law provisions thereof.

(e) Amendment. This Agreement may be amended or modified by, and only by, a written instrument executed by both the Company and Lender.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

COMPANY: CITIUS PHARMACEUTICALS, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	President and CEO

LENDER:

/s/ Leonard Mazur
Leonard Mazur

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